EXHIBIT 99.1

AUDITED FINANCIAL STATEMENTS OF TRILLIANT CORPORATION AS OF DECEMBER 31, 2004 AND 2003 AND FOR THE TWO YEARS THEN ENDED

TRILLIANT CORPORATION
AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

TRILLIANT CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Directors
Trilliant Corporation
Houston, Texas

We have audited the accompanying balance sheets of Trilliant Corporation as of December 31, 2004 and 2003, and the related statements of operations,  stockholders' equity (deficit) and cash flows for each of the two years then ended. These financial statements are the responsibility of the  Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the  financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the  overall financial statement presentation. We believe that our audits provide  a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trilliant Corporation as of  December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

Malone and Bailey, P.C.
www.malone-bailey.com
Houston, Texas
January 31, 2006

TRILLIANT CORPORATION
BALANCE SHEETS
December 31, 2004 and 2003

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$-	$67,588
Accounts receivable, net	222,556	363,272

Total current assets	222,556	430,860
Property and equipment, net	19,078	28,138
Intangible assets, net	1,250	1,250

Total assets	$242, 884	$460,248

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Bank line of credit	$50,191	$33,363
Notes payable - related parties	269,903	160,985
Accounts payable	15,727	14,338
Accrued liabilities	27,410	9,170
Total current liabilities	363,231	217,856

Long term debt - related party	30,249	44,248

Total liabilities	393,480	262,104

Stockholders' equity (deficit):

Common stock, no par value, 10,000,000 shares authorized, issued and outstanding at December 31, 2004 and December 31, 2003, respectively	1,000	1,000
Additional paid-in capital	2,100	2,100
Treasury stock	(39,877)	(39,877)
Retained earnings (deficit)	(113,819)	234,921
Total stockholders' equity (deficit)	(150,596)	198,144

Total liabilities and stockholders' equity (deficit)	$242,884	$460,248

See accompanying summary of accounting policies and notes to financial statements.

TRILLIANT CORPORATION
STATEMENTS OF OPERATIONS
Years Ended December 31, 2004 and 2003

	Year Ended December 31,
	2004	2003

Service revenue	$1,195,640	$1,925,985

Cost of services	-	-
Gross margin	1,195,640	1,925,985

Selling, general and administrative expenses	1,518,545	1,742,857
Income (loss) from operations	(322,905)	183,128

Interest expense and other	25,835	19,594

Net income (loss)	$(348,740)	$163,534

See accompanying summary of accounting policies and notes to financial statements.

TRILLIANT CORPORATION
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Years ended December 31, 2004 and 2003

	Common Stock		Addi- tional Paid In	Treasury	Retained Earnings	Total Stockholders' Equity
	Amount	Shares	Capital	Stock	(Deficit)	(Deficit)

Balances December 31, 2002	$1,000	10,000,000	$-	$-	$71,387	$72,387

Net income	-	-	-	-	163,534	163,534
Additional paid in capital	-	-	2,100	-	-	2,100
Purchase of 692,500 shares of treasury stock	-	-	-	(39,877)	-	(39,877)

Balances December 31, 2003	1,000	10,000,000	2,100	(39,877)	234,921	198,144

Net loss	-	-	-	-	(348,740)	(348,740)

Balances December 31, 2004	$1,000	10,000,000	$2,100	$(39,877)	$(113,819)	$(150,596)

See accompanying summary of accounting policies and notes to financial statements.

TRILLIANT CORPORATION
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	December 31,	December 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(348,740)	$163,534
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	14,416	15,062
Bad debt expense	-	13,942
Changes in operating assets and liabilities:
Accounts receivable	140,716	(215,980)
Accounts payable and accrued liabilities	19,629	(5,188)
Other assets and liabilities	-	1,315
Net cash used in operating activities	(173,979)	(27,315)

Cash flows from investing activities:
Purchase of property and equipment	(5,356)	(23,405)

Net cash used in investing activities	(5,356)	(23,405)
Cash flows from financing activities:
Proceeds from notes payable to related parties	233,000	256,924
Repayment of notes payable to related parties	(138,081)	(173,068)
Proceeds from notes payable	20,139	33,363
Repayment of notes payable	(3,311)	-
Net cash provided by financing activities	111,747	117,219

Net increase (decrease) in cash and cash equivalents	(67,588)	66,499

Cash and cash equivalents at beginning of period	67,588	1,089
Cash and cash equivalents at end of period	$-	$67,588

Non cash transactions:
Note payable for treasury stock	$-	$39,877
Related party forgiveness of debt	-	2,100

Supplemental disclosures:
Cash paid for interest	39,404	35,149

See accompanying summary of accounting policies and notes to financial statements.

TRILLIANT CORPORATION
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Trilliant Corporation (Trilliant) is a Texas Corporation that provides assessment, design, vendor selection, procurement and project management for large technology initiatives, particularly in the healthcare arena. Following is a summary of Trilliant's significant accounting policies:

SIGNIFICANT ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

CASH AND CASH EQUIVALENTS

Trilliant considers all highly liquid short-term investments with an original maturity of three months or less when purchased, to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are amounts due on sales and are unsecured. Accounts receivable are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest. Accounts receivable are periodically evaluated for  collectibility based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current  economic conditions.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and depreciated on the straight-line method over the estimated useful lives of the various classes depreciable property as follows:

Furniture and equipment	5-7 years
Computer equipment	3 years

Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

TRILLIANT CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

IMPAIRMENT OF LONG-LIVED ASSETS

In the event facts and circumstances indicate the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. Based upon a recent evaluation by management, an impairment write-down of the Company's long-lived assets was not deemed necessary.

INCOME TAXES

Trilliant uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

REVENUE RECOGNITION

Trilliant recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred and services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when Trilliant delivers its service to the customer.

2.	ACCOUNTS RECEIVABLE, NET

Accounts receivable were $222,556 and $363,272 as of December 31, 2004 and 2003, respectively. There is no allowance for bad debt as of December 31, 2004 and 2003.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following at December 31, 2004 and 2003, respectively:

	2004	2003

Computer equipment	$64,343	$57,986
Office furniture	3,858	3,858
	68,201	61,844
Less accumulated depreciation	(49,123)	(33,706)
	$19,078	$28,138

Depreciation expense for the years ended December 31, 2004 and 2003 was $14,416 and $15,062, respectively.

TRILLIANT CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.	INTANGIBLE ASSETS, NET

Intangible assets consist of the following at December 31, 2004 and 2003:

	2004	2003
Goodwill	$1,000	$1,000
Long term investment	250	250

Total intangible assets, net	$1,250	$1,250

5.	NOTES PAYABLE

Notes payable at December 31, 2004 and 2003 are summarized below:

	2004	2003
Notes payable:
Note payable to a bank bearing interest at 10%, due on demand	$50,191	$33,363
Notes payable to related parties:
Note payable bearing interest at 10%, due on demand	42,051	57,846
Note payable bearing interest at 6%, due on demand	227,852	103,139
Total related party notes payable	269,903	160,985

Total notes payable	$320,094	$194,348

6.	ACCRUED LIABILITIES

Accrued liabilities consists of the following at December 31, 2004 and 2003:

	2004	2003

Accrued payroll	$19,719	$-
Accrued payroll related expense	7,691	9,170
	$27,410	$9,170

TRILLIANT CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.	LONG TERM DEBT - RELATED PARTY

Long term debt - related party consists of the following as of December 31, 2004 and 2003:

	2004	2003
Loans	$11,500	$11,500
Note for treasury stock	18,749	32,748

	$30,249	$44,248

On September 26, 2003, Trilliant entered into an agreement with a related party to purchase 692,500 shares of Trilliant's common stock held by the individual in exchange for a $39,877 note bearing interest at 10% calling for one payment of $5,000, 23 monthly payments of $1,667 and one payment of $1,659.

Future payments on the note are $28,170 and $4,993 for the years ended December 31, 2003 and December 31, 2004, respectively.

8.	LEASE COMMITMENT

The Company operates from leased office space under an operating lease that expires in June 2006 and includes no provisions for extension. The lease includes lease payment escalation and provisions for other increases to rental payments should certain costs of the landlord increase. A future annual lease payments due under this lease is as follows:

YEAR	PAYMENTS

2005	$42,875
2006	21,437

Rent expense incurred under operating leases for years ended December 31, 2004 and 2003 was $40,541 and $42,325, respectively.

9.	RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003, Trilliant engaged in various related party transactions as follows:

-	During 2004 and 2003, Trilliant entered into note payable agreements with various, officers, employees, directors and/or founding stockholders. These notes are described in Notes 5 and 7.

-	During the years ended December 31, 2004 and 2003, Trilliant incurred interest expense on related party debt of approximately $8,415 and $40,309, respectively.